UNITED STATES
SECURITIES AND EXCHANGE  COMMISSION

Washington , D.C. 20549

___________________

FORM 8-K
___________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): October 10, 2016

GLOBAL TECHNOLOGIES CORP.
(Exact Name of Registrant as Specified in its Charter)

Commission File No.: 333-202164

Delaware	47-1685128
(State of Incorporation)	(I.R.S. Employer Identification No.)

83 South Street, Suite 101, Freehold, New Jersey	97728
(Address of Principal Executive Offices)	(ZIP Code)

Registrant's Telephone Number, including area code: (917)930-8118

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

 On October 10, 2016, Meng Li and Wenzhao Lu were appointed to the Board of Directors of Global Technologies Corp. (the “Company”) to serve as directors of the Company. In addition, Mr. Lu shall serve as the Chairman of the Board of Directors and Mr. Li was appointed as the Chief Operating Officer and Secretary of the Company. Mr. Jin, who serves as the Chief Executive Officer and a director, was appointed as President of the Company.

 There is no understanding or arrangement between Mr. Lu and Ms. Li and any other person pursuant to which each person was appointed as director.  Mr. Lu and Ms. Li do not have any family relationship with any director, executive officer or person nominated or chosen by us to become a director or an executive officer.  Mr. Lu and Ms. Li have not had direct or indirect material interest in any transaction or proposed transaction, in which the Company was or is a proposed participant, exceeding $120,000.

Mr. Wenzhao Lu is Chairman of the Board. He is a seasoned healthcare entrepreneur with extensive operation in China. He has been serving as Chairman of the Board for the DaoPei Medical Group (“DPMG”) since 2010. Under his leadership, DPMG has recently expanded its clinical network involving a state-of-the-art stem cell bank at Wuhan Biolake, three top-ranked private hospitals (located in Beijing, Shanghai, and Hebei), specialty hematology laboratories, as well as a hematology research institute, with more than 100 partnering and collaborating hospitals in China. DPMG was founded by Professor Daopei Lu, a renowned hematologist pioneering in hematopoietic stem cell transplant and member of the Academy of Engineering in China. Mr. Wenzhao Lu received a Bachelor of Arts from Temple University Tyler School of Arts in 1988 and subsequently worked as senior Art Director at Ogilvy & Mather Advertising Company. Prior to joining DPMG, Mr. Lu served as Chief Operating Officer for BioTime Asia Limited which is a subsidiary of BioTime, Inc. (NYSE/AMEX: BTX) in 2009.

Ms. Meng Li is Chief Operating Officer, Secretary and a member of the Board of Directors. Ms. Li has over 15 years of executive experience in international marketing, branding, communication, and media investment consultancy. Ms. Li served as Managing Director at Maxus/GroupM (a WPP Group company) where she was responsible for business P&L and corporate management from 2006 to 2015. Prior to joining Maxus/Group M, Ms. Li worked for Zenithmedia (a Publicis Group company) from 2000-2006 as Senior Manager. Ms. Li received a Bachelor of Arts in International Economic Law from University of Dalian Maritime University, China.

The foregoing information is a summary of each of the agreements involved in the transactions described above, is not complete, and is qualified in its entirety by reference to the full text of those agreements, each of which is attached an exhibit to this Current Report on Form 8-K.  Readers should review those agreements for a complete understanding of the terms and conditions associated with this transaction.

SIGNATURES

In accordance with Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Global Technologies Corp.

Date: October 10, 2016	By:	/s /David Jin
David Jin
Chief Executive Officer